UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2017

Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL INC.	31-1163136
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On December 8, 2017, AES Ohio Generation, LLC (“AES Ohio”), a direct wholly-owned subsidiary of DPL Inc. (“DPL”), completed the transactions contemplated by the Asset Purchase Agreement with Dynegy Zimmer, LLC (“Dynegy Zimmer”) and Dynegy Miami Fort, LLC (“Dynegy Miami Fort”), indirect wholly-owned subsidiaries of Dynegy Inc., pursuant to which Dynegy Zimmer and Dynegy Miami Fort, as applicable, purchased from AES Ohio an entire 28.1% undivided interest in the Wm. H. Zimmer Generating Station, a coal-fired electric generating plant located in Moscow, Ohio, and a 36.0% undivided interest in Miami Fort Unit 7 and Miami Fort Unit 8, a coal-fired electric generating plant located in North Bend, Ohio (collectively, the “Interests”). At closing, AES Ohio received $50.0 million in cash, plus an amount in cash equal to $20.1 million as an estimated purchase price adjustment based on estimated amounts of certain pre-closing inventories, pre-paid and other amounts, employment benefits, insurance premiums, property taxes and other payables, which will be subject to a customary post-closing reconciliation.

As previously reported, The Dayton Power and Light Company (“DP&L”), also a direct wholly-owned subsidiary of DPL, had transferred the Interests to AES Ohio on October 1, 2017 in connection with DP&L separating its generation business from its transmission and distribution businesses in accordance with an order of the Public Utilities Commission of Ohio. Dynegy Inc. or its subsidiaries co-own with AES Ohio certain other generation assets that were transferred to AES Ohio as part of this separation.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the DPL’s Current Report on Form 8-K dated April 21, 2017.

DPL has attached as Exhibit 99.1 hereto unaudited pro forma consolidated financial information to illustrate the pro forma effects of this transaction on the financial statements of DPL.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The unaudited pro forma consolidated financial information of DPL is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d) Exhibits

Exhibit 99.1 Unaudited Pro Forma Consolidated Financial Information of DPL.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Such forward-looking statements include, but are not limited to, estimated or anticipated amounts of purchase price adjustments and the occurrence or results of any purchase price adjustment amount reconciliations. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in our forward-looking statements due to uncertainties and other factors. Important factors that could affect actual results, for example, are discussed in DPL’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in DPL’s 2016 Annual Report on Form 10-K. Readers are encouraged to read DPL’s filings to learn more about the risk factors associated with DPL’s businesses. DPL undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any security holder who desires copies of DPL’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding exhibits) without charge by addressing a request to the Office of the Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Copies of such reports also may be obtained by visiting DPL’s website at www.dplinc.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: December 8, 2017	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

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